Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Michael R. Williams, Chief Executive Officer and Principal Accounting Officer of Interline Resources Corporation (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period March 31, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  December 17, 2008

By:  /s/ Michael R. Williams

      Michael R. Williams

        Chief Executive Officer and

        Principal Accounting Officer

 * A signed original of this written statement required by Section 906 has been provided to Interline Resources Corporation and will be retained by Interline Resources Corporation and furnished to the Securities Exchange Commission or its staff upon request.